UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 OR 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 30, 2019

Charles River Laboratories International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15943	06-1397316
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

251 Ballardvale St., Wilmington, Massachusetts	01887
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	781-222-6000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⃞

Item 7.01 Regulation FD Disclosure.

The following information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On April 30, 2019, Charles River Laboratories International, Inc. (the “Company” or “Registrant”) notified clients of unauthorized access into portions of its information systems.  Promptly upon detection of unusual activity in its information systems in mid-March, the Company commenced an investigation into this incident, coordinated with U.S. federal law enforcement, and engaged leading cybersecurity experts.  Charles River also began to promptly implement a comprehensive containment and remediation plan.

While the investigation is ongoing, the Company has recently determined that some client data was copied by a highly sophisticated, well-resourced intruder.  The number of clients whose data is known to have been copied represents approximately 1% of Charles River’s total number of clients.  The percentage of clients affected does not necessarily equate to the potential revenue or financial impact related to this incident, which the Company has yet to determine.  There is no indication at this time that any of the client data the Company has identified as having been accessed during this incident was deleted, corrupted, or altered. Charles River has taken steps to contact all clients whose data is known to have been copied.

The Company continues to move aggressively to further secure its information systems, which includes adding enhanced security features and monitoring procedures to further protect its client data. While Charles River has taken substantial steps to minimize unauthorized access into its information systems, until its ongoing remediation process is complete, the Company will be unable to determine that this incident has been entirely remediated. However, Charles River believes it has closed the point of entry employed by the intruder in connection with this incident.  The Company has not observed any further indications of continued unauthorized activity in its information systems.

For information on this incident, please visit a dedicated website at www.criver.com/cybersecurity. Information set forth on that website is not incorporated herein by reference.

Caution Concerning Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “would,” “may,” “estimate,” “plan,” “outlook,” and “project,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters.  These statements also include statements regarding the Company’s steps to minimize unauthorized access into its information systems, including the timing and effectiveness of adding enhanced security features and monitoring procedures; the ongoing status of the remediation process; the percentage of clients affected by the unauthorized access; and the potential revenue or financial impact related to this incident. Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 13, 2019, as well as other filings we make with the Securities and Exchange Commission, and, in particular, the Risk Factor entitled “We could experience a breach of the confidentiality of the information we hold or of the security of our computer systems.”.  Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this Current Report on Form 8-K except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles River Laboratories International, Inc.

April 30, 2019	By:	/s/ Matthew Daniel
Name: Matthew Daniel
Title: Corporate Senior Vice President, Legal Compliance & Deputy General Counsel